UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 16(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 20, 2006 (November 16, 2006)

ANSYS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-20853	04-3219960
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

275 Technology Drive, Canonsburg, PA	16317
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s Telephone Number, Including Area Code) (724) 746-3304

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On November 16, 2006, ANSYS, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with the selling stockholders listed therein (the “Selling Stockholders”) and Goldman, Sachs & Co. relating to the sale of 3,350,356 shares of the Company’s common stock (the “Shares”) by the Selling Stockholders. The Company will not receive any proceeds from the offering.

The Selling Stockholders are certain funds affiliated with Willis Stein & Partners (collectively, “Willis Stein”). Daniel H. Blumenthal, a Director of the Company, is a Managing Director and Founding Partner of Willis Stein & Partners. Additional information with respect to Willis Stein and its relationship with the Company is provided under the caption “Item 2.01. Completion of Acquisition or Disposition of Assets.” and in the first two paragraphs under the caption “Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers,” each in the Company’s Report of Form 8-K dated May 5, 2006 incorporated by reference herein.

The Company agreed to pay all of its expenses in connection with the offering, and the reasonable out-of-pocket expenses of the Selling Stockholders in connection with the offering up to $20,000. The Company and the Selling Stockholders have agreed to indemnify Goldman, Sachs & Co. against certain liabilities, including liabilities under the Securities Act of 1933.

The sale of the Shares by the Selling Stockholders has been registered pursuant to an effective registration statement on Form S-3, as amended (File No. 333-136332) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

The above summary is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 1.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement, dated November 16, 2006, among the Company, the Selling Stockholders and Goldman, Sachs & Co.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ANSYS, INC.

Date: November 20, 2006	By:	/S/ SHEILA S. DINARDO
Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

1.1	Underwriting Agreement, dated November 16, 2006, among the Company, the Selling Stockholders and Goldman, Sachs & Co.